EXHIBIT 99.2

The following certification accompanies the issuer’s Quarterly Report on Form 10-Q and is not filed as provided in SEC Release Nos. 33-8212, 34-47551 and IC-25967.

McCORMICK & COMPANY, INCORPORATED

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of McCormick & Company, Incorporated (the “Company”) on Form 10-Q for the period ending February 28, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Francis A. Contino, Executive Vice President, Chief Financial Officer & Supply Chain of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Francis A. Contino
Francis A. Contino
Executive Vice President, Chief
Financial Officer & Supply Chain

Date:	April 11, 2003

A signed original of this written statement required by Section 906 has been provided to McCormick & Company and will be retained by McCormick & Company and furnished to the Securities and Exchange Commission or its staff upon request.